Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that I, Russell K. Girling of
Calgary, Alberta, Canada, do hereby constitute and appoint Donald J. DeGrandis, and failing him, any of Michael R. Mercier, Avery C. Smith, Annie C. Belecki
or Bruce D. Nysetvold, each of Calgary, my true and lawful attorney for me, and in place and stead and for my sole use and benefit to prepare, execute, deliver or file in my name, and as my act and deed (i) all insider reports required to be filed by me relating to my holdings of securities, as applicable, of TransCanada Corporation, TransCanada PipeLines
Limited, NOVA Gas Transmission Ltd. or TC PipeLines, LP
with the Ontario Securities Commission, Autorite des marches financiers, the Alberta Securities Commission, the Manitoba Securities
Commission, the British Columbia Securities Commission and all
other securities regulatory bodies in Canada, if any, where insider reports are or shall be required to be filed by me, and (ii) all insider reports required to be filed by me with any regulatory authority of a jurisdiction in which securities of TransCanada Corporation, TransCanada PipeLines
Limited, Nova Gas Transmission Ltd. or TC PipeLines, LP are publicly traded on an organized market.

I, Russell K. Girling, hereby agree and covenant for myself, my heirs, executors and administrators, to ratify and confirm whatsoever my attorney shall lawfully do or cause to be done in the premises by virtue of these presents.

I further undertake and agree to provide prompt notice to my attorneys within the prescribed time limits of applicable securities laws or any changes in my holdings of the aforementioned securities.

This Power of Attorney shall be and remain in full force and effect until due notice in writing of its revocation shall have been given to the Ontario Securities Commission, Autorite des marches financiers, the Alberta Securities Commission, the Manitoba Securities Commission,
the British Columbia Securities Commission and all other securities regulatory bodies, if any, where the aforementioned insider reports are required to be filed by me.

IN WITNESS WHEREOF, I have set my hand and
seal, this 16th day of August, 2007.

/s/Russell K. Girling
Signed "Russell K. Girling"
Name: Russell K. Girling

SIGNED, SEALED AND DELIVERED
In the presence of:

/s/Judith Robson
Signed "Judith Robson"
(witness)